UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 7, 2011
CABLEVISION SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
CSC HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 27-0726696

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue
Bethpage, New York	11714

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 803-2300
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Cablevision Systems Corporation (“Cablevision”) announced that Michael P. Huseby has resigned as Executive Vice President and Chief Financial Officer of Cablevision and CSC Holdings, LLC (“CSC Holdings” and, together with Cablevision, the “Companies”). He will remain employed as Executive Vice President through July 1, 2011 (the “Separation Date”) to assist the Companies with an orderly transition of his duties. Effective June 7, 2011, Gregg G. Seibert, the Executive Vice President of the Companies, will become Executive Vice President and Chief Financial Officer of the Companies.
In connection with Mr. Huseby’s departure, Cablevision entered into a letter agreement with Mr. Huseby on June 7, 2011. The letter agreement provides that Mr. Huseby will receive severance benefits to which he is entitled under his employment agreement with Cablevision dated May 21, 2010 (the “Employment Agreement”) upon a termination without Cause (as defined in the Employment Agreement). In particular, Mr. Huseby will receive cash severance of $3,993,800 (60% on or about January 3, 2012 and 40% on or about July 2, 2012) and a pro rata portion of his 2011 annual bonus. The pro rata portion of his 2011 annual bonus will be paid only if and when such bonuses are generally paid to similarly situated employees. Mr. Huseby’s outstanding Deferred Compensation Award issued under Cablevision’s Long-Term Incentive Plan in October 2009 will be vested in the amount of $824,753 on the Separation Date and paid on or about January 3, 2012, and a pro rata portion of his outstanding long-term cash performance award issued under Cablevision’s 2006 Cash Incentive Plan in March 2009 (which has a target value of $615,000) will be vested on the Separation Date and paid at the same time and on the same basis as paid to other similarly situated participants pursuant to the determination of the Compensation Committee of the Board of Directors of Cablevision. Any other outstanding equity or cash incentive awards will be treated in accordance with their terms. Mr. Huseby will be paid any vested benefits accrued under Cablevision’s qualified pension plan, non-qualified supplemental pension plan, 401(k) plan or any other benefit plan sponsored by Cablevision.
As previously disclosed, Wm. Keith Harper resigned his position as Senior Vice President, Controller and Principal Accounting Officer of the Companies, effective June 30, 2011. On June 30, 2011, Victoria Mink will become Senior Vice President and Controller, Principal Accounting Officer. Ms. Mink will have a base salary of $375,000, a target bonus of 45% of her base salary and a target long-term incentive award of $480,000. Ms. Mink has been Senior Vice President and Divisional Controller of the Companies’ Telecommunications Segment since January 2007 and served as Vice President and Divisional Controller — Telecommunications from October 2004 to December 2006. Prior to that time, she served in a number of controller positions with subsidiaries and divisions of the Companies. Before joining the Companies in November 1997, Ms. Mink was an audit manager at KPMG.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Victoria D. Salhus
	Name:	Victoria D. Salhus
	Title:	Senior Vice President, Deputy General Counsel and Secretary

CSC HOLDINGS, LLC (Registrant)
By:	/s/ Victoria D. Salhus
	Name:	Victoria D. Salhus
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Dated: June 9, 2011

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